                                                                    EXHIBIT 3.37


                           ARTICLES OF INCORPORATION

                                       OF

                         KINGS POINT WEST REALTY, INC.

      We, the undersigned, hereby associate ourselves together for the purpose of becoming a corporation under the laws of the State of Florida, by and under the provisions of the Statutes of the said State of Florida, providing for the formation, rights, privileges, immunities and liabilities of corporations for profit.

                                   ARTICLE I.

      The name of the corporation shall be KINGS POINT WEST REALTY, INC.

                                  ARTICLE II.

      The general nature of the business to be transacted by the corporation shall be for the sale of new and used homes, condominiums and cooperative apartments; to operate or cause to operate trucks and other vehicles for the purpose of transferring or distributing trade goods, wares, merchandise, and property of any class or description; to manufacture, purchase or acquire in any lawful manner, and to hold, own, mortgage, pledge, bargain, sell, transfer, or assign, or in any manner dispose of, or to deal and trade goods, wares, merchandise and property of any class or description in any part of the world, including real and personal property; to apply for, hold, purchase, acquire, or otherwise deal in letters patent or copyrights of the United States of America or other countries or otherwise; and to work, operate or develop the same; or to carry on any business, manufacturing or otherwise, which may directly or indirectly effect those




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objects or any of them; to purchase, sell, assign, transfer, mortgage aircraft or other aircraft supplies, to loan money either for itself for itself or act as agents in loaning and buying securities; to borrow money and to secure the same in whatever manner in which the corporation might do and is permissible to do under the laws of the State of Florida. To do any and all things set forth herein in the same extent as natural persons might or could do and in any part of the world as principals, agents, contractors or otherwise, and either alone or in the company with others, to purchase, hold and reissue any of the shares of its capital stock. In general, to carry on any other business in connection therewith, whether manufacturing, building or otherwise, not specifically forbidden by the laws of the State of Florida, and with all the powers conferred upon corporations by the laws of the State of Florida.

                                  ARTICLE III.

      The maximum number of shares of stock that the corporation is authorized to have outstanding at any time shall be Ten Thousand (10,000) shares at a par value of One ($1.00) Dollar per share, which shares shall be common stock.

                                  ARTICLE IV.

      The minimum amount of capital with which the corporation shall begin business shall be Five Hundred ($500.00) Dollars.

                                   ARTICLE V.

      The highest amount of indebtedness to which this corporation may obligate itself shall be Ten Million ($10,000,000) Dollars.

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                                  ARTICLE VI.

     This corporation shall begin existence on January 23, 1973.

                                  ARTICLE VII.

     This corporation shall have perpetual existence.

                                 ARTICLE VIII.

     The principal office of this corporation shall be located at 7000 Atlantic Avenue, Delray Beach, Florida.

                                  ARTICLE IX.

     The number of directors shall not be less than three (3).

                                   ARTICLE X.

     The names and addresses of the first Board of Directors who shall hold office for the first year of the corporation's existence, or until their successors are elected and qualified, are as follows:

DIANNE STRASSNER         President      1720 Harrison Street
                                        Hollywood, Florida

LOIS J. BENWAY      Vice-President      1720 Harrison Street
                                        Hollywood, Florida

SALLY OAKS              Secretary-      1720 Harrison Street
                        Treasurer       Hollywood, Florida

                                  ARTICLE XI.

     The name and mailing addresses of each subscriber of the Articles of Incorporation and the number of shares of stock which each agrees to take are as follows:

DIANNE STRASSNER    1720 Harrison Street     400 shares
                    Hollywood, Florida

LOIS J. BENWAY      1720 Harrison Street     300 shares
                    Hollywood, Florida

SALLY OAKS          1720 Harrison Street     300 shares
                    Hollywood, Florida

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     IN WITNESS WHEREOF, we have hereunto set our hands and seals this 20th day of January, 1973.

Witnesses:

/s/ PHYLLIS E. VAN GOTUM             /s/ DIANNE STRASSNER
----------------------------------   ---------------------------------- (SEAL)

/s/ PEGGY EURMANN                    /s/ LOIS J. BENWAY
----------------------------------   ---------------------------------- (SEAL)

                                     /s/ SALLY OAKS
                                     ---------------------------------- (SEAL)


STATE OF FLORIDA    )
                         SS
COUNTY OF BROWARD   )

     BEFORE ME, the undersigned authority, authorized to administer oaths and take acknowledgements, personally appeared DIANNE STRASSNER, LOIS J. BENWAY AND SALLY OAKS, to me well known to be the persons who executed the foregoing Articles of Incorporation, and each and severally acknowledged before me that they signed the same for the purposes therein stated.
     WITNESS my hand and seal at Hollywood, Broward County, Florida, this 20th day of January, 1973.


                                        /s/ [SIGNATURE ILLEGIBLE]
                                        ----------------------------------------
                                        Notary Public


My Commission Expires:
[SEAL]

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CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF
PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

                          ----------------------------

     In pursuance of Chapter 48.091, Florida Statutes, the following is submitted, in compliance with said Act;
     First--That KINGS POINT WEST REALTY, INC. desiring to organize under the laws of the State of Florida with its principal office, as indicated in the articles of incorporation at City of Delray Beach County of Palm Beach, State of Florida has named Reuben M. Schneider located at Seventh Floor, Home Federal Tower, 1720 Harrison Street City of Hollywood, County of Broward, State of Florida, as its agent to accept service of process within this state.

ACKNOWLEDGMENT: (MUST BE SIGNED BY DESIGNATED AGENT)
     Having been named to accept service of process for the above stated corporation, at place designated in this certificate, I hereby accept to act in this capacity, and agree to comply with the provision of said Act relative to keeping open said office.

                                   By /s/ REUBEN M. SCHNEIDER
                                      --------------------------------------
                                        Reuben M. Schneider
                                        (Resident Agent)


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                             ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                         KINGS POINT WEST REALTY, INC.

     KINGS POINT WEST REALTY, INC., a corporation organized under the laws of the State of Florida, under its corporate seal and the hands of its President and Secretary, hereby certify that the Board of Directors and the Shareholders of said corporation by an Action of all the Directors and all the Shareholders on May 2, 1977, by unanimous consent in lieu of a meeting of Directors and Shareholders adopted the following resolution:

     "RESOLVED, that the Articles of Incorporation of Kings Point West Realty, Inc. be amended by deleting therefrom Article I as such Article now exists and inserting in lieu and in place thereof the following language, which upon filing the appropriate Articles of Amendment with the Florida Secretary of State shall constitute and be
     Article I:

     I.   The name of the corporation is

          SUN CITY CENTER REALTY, INC.

     IN WITNESS WHEREOF, said corporation has caused this certificate to be signed in its name by its President and its corporate seal to be hereunto affixed and attested by its Secretary this ??? day of ??????, 1977.


                              KINGS POINT WEST REALTY, INC.


     [CORPORATE SEAL]         By: /s/ HERBERT B. RAY, L.S.
                                  -----------------------------------------
                                  Herbert B. Ray, President


                              Attest: /s/ ARTHUR E. PAPE, L.S.
                                      -------------------------------------
                                      Arthur E. Pape, Secretary


STATE OF ILLINOIS

COUNTY OF COOK

     The foregoing instrument was acknowledged before me this 7 day of June, 1977, by Herbert B. Ray as President of KINGS POINT WEST REALTY, INC., a Florida corporation, on behalf of the corporation.


                                        /s/ [SIGNATURE ILLEGIBLE]
                                        --------------------------------------
                                        NOTARY PUBLIC

                                        [SEAL]

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                             ARTICLES OF AMENDMENT

                                       TO

                           ARTICLES OF INCORPORATION

                                       OF

                          SUN CITY CENTER REALTY, INC.


     These Articles of Amendment to Articles of Incorporation have been duly adopted by all of the directors and by the sole shareholder of Sun City Center Realty, Inc. (the "Corporation") on December 7, 1987, in accordance with
Section 607.181 of the Florida Statutes and have been duly executed in accordance with Section 607.187 thereof. The Articles of Incorporation are amended to delete Article V. Therefore, Article V is hereby deleted.

                                     * * *

     IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment as of the 8th day of December, 1987.


                                             /s/ LOU ELLEN WILSON
                                             ----------------------------------
                                             Lou Ellen Wilson, Vice President


                                             /s/ JOYCE L. JENKINS
                                             ----------------------------------
                                             Joyce Jenkins, Secretary
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STATE OF FLORIDA                 )
                                 )  SS.
COUNTY OF HILLSBOROUGH           )


     The foregoing instrument was acknowledged before me this 8th day of December, 1987, by Lou Ellen Wilson.

                                             /s/ [SIGNATURE ILLEGIBLE]
                                             -------------------------
                                             Notary Public


                                             My commission expires:


                                             [SEAL]

STATE OF CALIFORNIA              )
                                 )  SS.
COUNTY OF LOS ANGELES            )

On this the 10th day of December 1987, before me, Donna M. McElween the undersigned Notary Public, personally appeared Joyce Jenkins proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument, and acknowledged that she executed it. WITNESS my hand and official seal.

[SEAL]                                       /s/ DONNA M. MCELWEEN
                                             -------------------------
                                             Notary Public